SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No.       )


Filed by the Registrant    [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement              Commission Only (as permitted
[ ]  Definitive Additional Materials         by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or
     Section 240.14a-12


                             TGC INDUSTRIES, INC.
- -----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     14a-6(i)(3).
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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                       TGC INDUSTRIES, INC.

                    1304 Summit Avenue, Suite 2
                        Plano, Texas 75074

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held June 6, 1996

To the Shareholders of
TGC INDUSTRIES, INC.

     The annual meeting of the shareholders of TGC Industries, Inc. (Company) will be held at Janney Montgomery Scott Inc., 8th Floor Conference Room, 26 Broadway, New York, New York 10004 on June 6, 1996 at 10:00 A.M., New York time, for the following purposes:

    1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

    2. To ratify the selection of Grant Thornton LLP as independent auditors; and

   3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on April 22, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

                        By Order of the Board of Directors:

                             William J. Barrett
                                   Secretary


Plano, Texas
April 25, 1996

                                  IMPORTANT
    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING
REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                       TGC INDUSTRIES, INC.

                    1304 Summit Avenue, Suite 2
                        Plano, Texas 75074



                          PROXY STATEMENT
            ANNUAL MEETING OF SHAREHOLDERS -- June 6, 1996


    This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the management of TGC Industries, Inc. (the "Company") for use at the annual meeting of shareholders to be held at Janney Montgomery Scott Inc., 8th Floor Conference Room, 26 Broadway, New York, New York on June 6, 1996 and at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about April 25, 1996.



                    COSTS OF PROXY SOLICITATION

    Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.



                       ACTION TO BE TAKEN

    Action will be taken at the meeting to (1) elect a Board of Directors, (2) ratify the selection of Grant Thornton LLP as independent auditors, and (3) transact such other business as may
properly come before the meeting and any adjournment thereof.   The
proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event the proxy will be suspended.


                        OUTSTANDING STOCK

    The Company's Restated Articles of Incorporation authorize
25,000,000 shares of Common Stock with a par value of $.10 per share and 4,000,000 shares of Preferred Stock with a par value of $1.00 per share. As of April 22, 1996 (the "Record Date"), which is the date as of which the record of shareholders entitled to vote at the meeting was determined, there were 6,166,018 shares of the Company's Common Stock outstanding and no shares of the Company's Preferred Stock outstanding.

    In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share held in his name on the Record Date. The Company's Restated Articles of Incorporation prohibit cumulative voting.



                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

                           Common Stock

    The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owner(s) as of March 12, 1996 of more than five percent (5%) of the Company's $.10 par value Common Stock. Such tabulation also sets forth the number of shares of the Company's Common Stock beneficially owned as of March 12, 1996 by all of the Company's directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock possess the sole voting and dispositive power in regard to such stock. Unless otherwise indicated, the following persons have direct beneficial ownership of such shares of Common Stock. As of March 12, 1996, there were 6,166,018 shares of the Company's Common Stock issued and outstanding.

Name and Address        Number of Shares    Approximate
of Beneficial Owner      of Common Stock     Percent*

Allen T. McInnes        1,500,848 (1)       22.8%
650 Shartle Circle
Houston, TX 77024

Robert J. Campbell        185,347 (2)        3.0%
1304 Summit Ave., Suite 2
Plano, Texas 75074

Wayne A. Whitener          25,842 (3)        0.4%
1304 Summit Ave., Suite 2
Plano, Texas 75074

William J. Barrett        821,854 (4)       13.1%
26 Broadway, Suite 829
New York, New York 10004

Herbert M. Gardner        621,472 (5)        9.9%
26 Broadway, Suite 829
New York, New York 10004

Gerlach & Co.             400,000            6.4%
New York, NY

All directors and       3,180,906           46.4%
officers as a group (6 persons)

    *The percentage calculations have been made in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of options were deemed to be currently outstanding solely with respect to the holders of such options.

    (1) Includes 250,000 shares purchasable upon exercise of options granted under the 1993 Stock Option Plan described below, and 168,674 shares purchasable upon exercise of Warrants.


    (2) Includes 7,668 shares purchasable upon exercise of options granted under the 1986 Incentive and Non-Qualified Stock Option
Plan described below; and includes 6,666 shares purchasable upon exercise of options granted under the Company's 1993 Stock Option Plan described below, and 12,500 shares purchasable upon the exercise of Warrants; and includes 28,625 shares owned by Mr. Campbell's wife.
Mr. Campbell disclaims beneficial ownership of these shares.

    (3) Includes 2,334 shares purchasable upon exercise of options granted under the Company's 1986 Incentive and Non-Qualified Stock Option Plan and includes 5,000 shares purchasable upon exercise of options granted under the Company's 1993 Stock Option Plan described below.

    (4) Includes 3,000 shares purchasable upon exercise of options granted under the Company's 1986 Incentive and Non-Qualified Stock Option Plan described below; includes 111,850 shares purchasable upon the exercise of Warrants; includes 71,775 shares and 7,500 shares purchasable upon the exercise of Warrants owned by Mr. Barrett's wife individually. Mr. Barrett has disclaimed beneficial ownership of these shares.

    (5) Includes 3,000 shares purchasable upon exercise of options granted under the Company's 1986 Incentive and Non-Qualified Stock Option Plan described below; includes 111,850 shares purchasable upon the exercise of Warrants; and includes 83,848 shares owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

    Depositories such as The Depository Trust Company (Cede &
Company) as of March 12, 1996 held, in the aggregate, more than five percent (5%) of the Company's then outstanding voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than five percent (5%) of the Company's outstanding voting securities.



               MANAGEMENT AND NOMINEES FOR DIRECTOR

    Five (5) directors, comprising the entire membership of the Company's Board of Directors, are to be elected at the annual meeting of shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and have qualified.

    Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors. The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought. There are no family relationships by blood, marriage, or adoption between any director or executive officer, or person nominated or chosen to become a director or executive officer. Only five (5) nominees for director are named, even though the Company's bylaws allow a maximum of nine, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. Up to two vacancies may be filled by the Board of Directors under Texas law during the time between any two successive annual shareholder meetings if suitable persons are designated. The information set forth below with respect to each of the nominees has been furnished by each respective nominee. Each executive officer of the Company is a nominee as set forth below with the exception of Doug Kirkpatrick (age 43) who has served as Chief Financial Officer of the Company since 1986.


                                       Served as
Name, Age, and                         Executive      Positions
Business Experience                    Officer Since  with Company

Allen T. McInnes,  58                   July 1993     Chairman of the
    Chairman of the Board and                         Board, President
    Chief Executive Officer of                        and CEO
    the Company; Executive Vice
    President and Director of
    Tenneco, Inc. 1960-1992;
    Director of Tetra Technologies,
    President and CEO since
    April 1, 1996; Director of
    NationsBank Texas 1990-1993.


Robert J. Campbell,  64                 1986          Vice-Chairman
    Vice-Chairman of the Board                        of the Board
    of the Company since August
    1993; Chairman of the Board
    and CEO of the Company from
    July 1986 to July 1993; from
    1979 to 1986 served as President
    and Chief Executive Officer
    of Supreme Industries, Inc.,
    a manufacturer of specialized
    truck bodies and shuttle buses;
    Director of Supreme Industries,
    Inc.


Wayne A. Whitener, 44                  1986          Vice-President
    President of the Company from                    of the Company,
    1984 to July 1993; served as                     President of the
    Vice President of the Company                    Geophysical
    from 1983 to 1984;  Area Manager                 Division
    for Grant Geophysical Co. from
    December 1978 until July 1983.



William J. Barrett,  56                1986          Secretary of
    Senior Vice President of                         the Company
    Janney Montgomery Scott
    Inc., investment bankers,
    since 1966;  Secretary of
    the Company since 1986;
    Secretary, Assistant
    Treasurer, and a Director
    of Supreme Industries, Inc.,
    a manufacturer of specialized
    truck bodies and shuttle
    buses, since 1979; Secretary,
    Assistant Treasurer, and
    a Director of Contempri
    Homes, Inc., a modular
    housing manufacturer, since
    1987;  Director of Esmor
    Correctional Services, Inc.,
    private management and
    operation of secure and
    non-secure corrections and
    detention facilities for
    federal, state and local
    corrections agencies;
    Director of Frederick's
    of Hollywood, Inc., an
    apparel marketing company;
    Chairman of the Board of
    Shelter Components Corporation,
    a supplier to the manufactured
    housing and recreational vehicle
    industries; Secretary and a
    Director of The Western
    Transmedia Company, Inc., a
    franchisee of Transmedia
    Network, Inc., principally for
    the State of California, a
    specialized finance charge card company.

Herbert M. Gardner, 56                   1986          None
     Senior Vice President of
     Janney Montgomery Scott Inc.,
     investment bankers, since
     1978; Chairman of the Board
     and a Director of Supreme
     Industries, Inc., a manufacturer
     of specialized truck bodies
     and shuttle buses, since 1979,
     and President since 1992;
     Chairman of the Board and
     a Director of Contempri Homes,
     Inc., a modular housing
     manufacturing company,
     since 1987;  a Director of
     Shelter Components Corporation,
     a supplier to the manufactured
     housing and recreational
     vehicle industries; Director
     of Nu Horizons Electronics
     Corp., an electronic component
     distributor; Director of
     Transmedia Network, Inc.,
     a specialized restaurant
     savings charge card company;
     Director of Hirsch
     International Corp., an
     importer of computerized
     embroidery machines and
     supplies, and developer of
     embroidery machine application
     software; Director of The
     Western Transmedia Company,
     Inc., a franchisee of Transmedia
     Network, Inc. principally
     for the State of California.

          The Company's Board of Directors recommends that you vote FOR the nominees named above for election to the Board of Directors.



         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee comprised of Messrs. McInnes, Gardner, Barrett and Campbell. The Executive
Committee, which met two times during the fiscal year ended
December 31, 1995, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to the limitations contained in the bylaws. The Executive Committee is also responsible for reviewing the compensation of the independent auditors; conferring with the outside auditors to assure that personnel in the treasurer's and controller's departments are adequately trained and supervised; meeting periodically with the independent auditors, Board of Directors, and certain officers of the Company to insure the adequacy of internal controls and reporting; reviewing the financial statements and conducting pre-audit and post-audit review to assure the adequacy of all phases of the audit; and performing any other duties or functions deemed appropriate by the Board.

     No compensation is paid to members of the Board of Directors, other than the reimbursement of out-of-pocket expenses for travel to meetings of the Board of Directors.

     The Board of Directors does not have audit, nominating, or compensation committees. The functions of a compensation committee are performed by the entire Board of Directors.

     During the fiscal year ended December 31, 1995, the Board of Directors held four (4) special meetings in addition to its regular meeting.


                      EXECUTIVE COMPENSATION

     The table below sets forth on an accrual basis all cash and cash equivalent remuneration paid by the Company during the year ended December 31, 1995 to the Chief Executive Officer and any other executives whose salary and bonus exceeded $100,000, if any.

                    Summary Compensation Table

                    Annual Compensation   Long-Term Compensation
Name and                       Other          Restricted                All
Principal                      Annual         Stock        Options/    Other
Position          Year  Salary Compensation   Awards       SAR's    Compensation

Allen T. McInnes  1995 $99,539  $ 5,260(1)     -0-          -0-     $4,384(2)
Chairman and CEO

R. J. Campbell    1995 $93,600   $20,654(3)     -0-       -0-       $5,328(4)
Vice Chairman

     (1)  Represents personal use of company vehicle.

     (2) Life insurance premiums ($900) and Company's contribution to 401(k) program ($3,484).

     (3) Represents personal use of company vehicle, Company's payment for personal income tax preparation in 1995, and 1994 Bonus of $18,500 paid in 1995.

     (4)  Represents Company's contribution to 401(k) program
          ($3,924) and life insurance premiums ($1,404) in 1995.

     The Company maintains Club memberships for certain of its executive officers. Although these memberships may be utilized from time-to-time for non-business purposes, the costs attributable to non-business purposes were not material. The Company believes that the aggregate amounts of such personal benefits do not exceed 10% of cash compensation paid to any individual in the table or, with respect to the group of all executive officers, ten percent(10%) of the aggregate cash compensation paid to the members of such group.


                            401(k) PLAN

     In 1987, the Company implemented a 401(k) salary deferral plan (the Plan) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company has the option, at its discretion, to make contributions to the Plan. Effective January 1, 1990, the Company determinedin its discretion to make a matching contribution to the Plan equal to 10% of the employees' contributions up to 6% of those employees' compensation. On July 24, 1991, to be effective August 5, 1991, the Board of Directors increased the Company's matching contribution to the Plan to fifty cents ($.50) for every one dollar ($1.00) of compensation a participant defers under the Plan up to 6% of those employees' compensation. Beginning January 4, 1993, the Board of Directors discontinued the matching contribution to the Plan. Concurrently with the acquisition of Chase Packaging, the Board of Directors reinstated contributions to the 401(k) salary deferral plan. The Company makes a matching contribution to the Plan equal to the sum of seventy-five percent (75%) of each Participant's salary reduction contributions to the Plan for such Plan year which are not in excess of three percent (3%) of the Participant's compensation for such Plan year, and fifty percent (50%) of each Participant's salary reduction contributions to the Plan for such Plan Year which are in excess of three percent (3%) of the Participant's compensation but not in excess of eight percent (8%) of the Participant's compensation for such Plan Year. The total amount of the Company's contribution during 1995 for the four (4) executive officers of the Company participating in the 401(k) Plan was asfollows: Allen T. McInnes - $3,483.85; Robert J. Campbell -$3,923.50; Wayne A. Whitener -$2,877.40; and Doug Kirkpatrick - $2,548.58.


                        STOCK OPTION PLANS

1986 Incentive and Nonqualified Stock Option Plan

     TGC's 1986 Incentive and Nonqualified Stock Option Plan is administered by a Stock Option Committee consisting of three members of the Board of Directors. The Stock Option Committee recommends, and the Board grants, options covering TGC's Common Stock to TGC's officers and/or employees based upon the value or potential value of services rendered by such persons. The exercise price for options granted under the Nonqualified Plan will be determined by the Stock Option committee on the date of grant; the exercise price for options granted under the Incentive Plan will not be less than the market value of the Common Stock on the date of grant. All options must be exercised within five years from the date of grant. No options may be exercised during the first 12 months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercisedas to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one-hundred shares at one time. The right to exercise is contingent upon continued employment with the Company; provided, however, that if any optionee becomes permanently disabled, then such optionee may exercise his option at any time within ninety (90) days after the termination of such employment due to disability. Notwithstanding the provisions discussed above, upon a Change of Control (as defined in the Incentive and Nonqualified Stock Option Plan) all optionsoutstanding at such time will become immediately exercisable in full. Granted options covering 46,668 shares are outstanding under the Plan. The Plan will terminate on July 24, 1996.
Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired.

     On June 3, 1993, the Company's Board of Directors approved and adopted the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"). At the 1994 Annual Meeting, shareholders approved the 1993 Stock Option Plan. The following paragraphs summarize certain provisions of the 1993 Stock Option Plan and are qualified in their entirety by reference thereto.

     The 1993 Stock Option Plan provides for the granting of options (collectively, the "Options") to purchase shares of the Company's Common Stock to certain key employees of the Company (and/or any of its affiliates), and certain individuals who are not employees of the Company but who from time-to-time provide substantial advice or other assistance or services to the Company (and/or any of its affiliates). The 1993 Stock Option Plan authorizes the granting of options (both statutory and non-statutory) to acquire up to 750,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to the foregoing, there is no limit on the absolute number of awards that may be granted during the life of the 1993 Stock Option Plan. At the present time, there are approximately 350 employees of the Company, including four officers of the Company (three of whom are alsodirectors), who, in management's opinion, would be considered eligible to receive grants under the 1993 Stock Option Plan, although fewer employees may actually receive grants.

     Authority to administer the 1993 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1993 Stock Option Plan, the Committee has the authority, in its discretion, to award Options and to determine the terms and conditions (which need not be identical) of such Options, including the person to whom, and the time or times at which, Options will be awarded, the number of Options to be awarded to each such person, the exercise price of any such Options, and the form, terms, and provisions of any agreement pursuant to which such Options are awarded. The 1993 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of an Option in connection with the exercise thereof.

     Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1993 Option will be determined by the Committee on the date of award.

     Unless a holder's option agreement provides otherwise, the following provisions will apply to exercise by the holder of his or her option: No options may be exercised during the first twelve months following grant.
During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year following the date of grant, options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one-hundred shares at any one time.

     The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded and the ISO is not exercisable after the expiration of five years from the date it is awarded. The exercise price of the shares of Common Stock covered by each Option that is not an ISO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

     Payment for Common Stock issued upon the exercise of an Option may be made in cash or with the consent of the Committee, in whole shares of Common Stock owned by the holder of the Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock. If payment is made, in whole or in part, with previously-owned shares of Common Stock, the Committee may issue to such holder a new Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous Option having an exercise price equal to at least one-hundred percent (100%) of the fair market value per share of the Common Stock on the date of the exercise of the previous Option.

     The duration of each Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of award in the case of an ISO.

     In the event of any change in the number of shares of Common Stock effected without receipt of consideration therefor by the Company by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving Corporation, the aggregate number and class of reserved shares, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option will be automatically adjusted to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain sales of all or substantially all of the assets of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, will cause such holder's Options then outstanding to terminate, but such holder may, immediately prior to such transaction, exercise such options without regard to the period and installments of exerciseability applicable pursuant to such holder's option agreement.

     The 1993 Stock Option Plan will terminate on June 3, 2003, or such earlier date as the Board of Directors may determine. Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired.

     The 1993 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment which: (a) changes the number of shares of Common Stock subject to the 1993 Stock Option Plan other than by adjustment provisions provided therein, (b) changes the designation of the class of employees eligible to receive Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1993 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1993 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code no longer to satisfy such requirements.

     During 1995 no stock options were granted under the Company's 1993 Stock Option Plan to officers and employees of the Company. Grantedoptions covering 480,000 shares are outstanding under the 1993 Stock Option Plan.


ISO's Exercised in 1995 by Officers of Company

     On January 9, 1995, options for 4,000 shares and 2,332 shares of Common Stock at an exercise price of $.875 and $1.00, respectively, per share were exercised by Mr. Wayne Whitener, Vice President of the Company. The Company received 1,458 shares of its Common Stock at a market value of $4.00 per share as payment for the exercise of the options.

     On February 1, 1995, Mr. Allen T. McInnes, Chairman and CEO of the
Company, exercised stock options to purchase 125,000 shares of Common Stock.
The Company received $100,000 representing payment in full of the exercise price of the option.

     The following table shows certain information with respect to options to acquire TGC's Common Stock held by the Company's Chairman and CEO and the Company's Vice Chairman.

                              Aggregated Options Exercised
                                and FY-End Options Values


                                                           Value of
                                           Number of      Unexercised
                                           Unexercised    In-the-Money
                                           Options at     Options at
                                           FY-End (#)     FY-End ($)
Name and         Shares
Principal        Acquired on    Value      Exercisable/   Exercisable/
Position        Exercise (#)  Realized ($) Unexerciable   Unexercisable

Allen T. McInnes     -0-        -0-         250,000/(2)     $  81,250/
Chairman & CEO                              125,000 (1)           -0-

Robert J. Campbell   -0-        -0-          14,333/        $   1,333.50/
Vice Chairman                                15,667         $     291.75


     (1) Mr. McInnes transferred 125,000 options to the Company's general pool on March 5, 1996.

     (2) Mr. McInnes transferred 250,000 options to the Company's general pool on April 12, 1996.


                   TRANSACTIONS WITH MANAGEMENT

     On July 28, 1995, 64,676 shares of Common Stock were contributed to the Company by a Director of TGC Industries, Inc. The Company included these shares in its treasury stock account at $2.50 per share which represents the fair market value of the Company's Common Stock on the date of the transaction.

     On July 31, 1995, certain executive officers and directors of the Company exchanged $200,000 in short-term debt for Private Placement Units. On August 1, 1995, 4,874 Units were issued as payment of accrued interest on this debt.

     In the fourth quarter of 1995, certain executive officers and directors of the Company made loans to the Company in the amount of $240,000. Interest expense of $3,538.35 was accrued on these loans for this period.



                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Grant Thornton LLP to serve as auditors for the Company. It is expected that a representative of Grant Thornton LLP will be present at the shareholders' meeting with the opportunity to make a statement if he/she desires to do so and also will be available to respond to appropriate questions at the meeting.

     The Company's Board of Directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 1996.




                           OTHER MATTERS

     The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.


                       SHAREHOLDER PROPOSALS

     A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 1997 must be received by the Company at its principal executive offices in Plano, Texas on or before December 1, 1996 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.



                       FINANCIAL STATEMENTS

     Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 1995, enclosed herewith.



                    By Order of the Board of Directors



                    William J. Barrett,
                    Secretary



Plano, Texas
April 25, 1996








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